Exhibit 99.1

Pareteum Prices $40 Million Offering of Common Stock and Warrants

Led by 2 Institutional Investors and Hoving & Partners

NEW YORK, NY – September 20, 2019 – Pareteum Corporation (Nasdaq: TEUM), the rapidly growing cloud communications platform company, today announced the pricing of a $40 million registered direct public offering led by 2 Institutional Investors and Hoving & Partners.

The offering consists of (i) 18,852,273 Common Stock Units, consisting of one share of Pareteum’s common stock together with one Series A Purchase Warrant to purchase one share of Pareteum’s common stock and one Series B Purchase Warrant to purchase one-half share of Pareteum’s common stock and (ii) 3,875,000 Pre-Funded Units, consisting of one pre-funded warrant to purchase one share of Pareteum’s common stock together with one Series A Purchase Warrant to purchase one share of the Pareteum’s common stock and one Series B Purchase Warrant to purchase one-half share of Pareteum’s common stock. The shares of common stock and accompanying purchase warrants were sold together at a combined public offering price of $1.76 per unit, and the pre-funded warrants and accompanying purchase warrants were sold at a public offering price of $1.75 per unit with an exercise price of $0.01 per unit. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Series A Purchase Warrants are exercisable six months after issuance, have an exercise price of $2.25 per share, and are exercisable for 5 years. The Series B Purchase Warrants are exercisable six months after issuance, have an exercise price of $1.84 per share, and are exercisable for eighteen months.

Dawson James Securities, Inc. acted as placement agent for the offering.

The gross proceeds to the Company from the offering, before deducting the placement agent and other estimated fees and expenses, are approximately $40 million.

Pareteum intends to use approximately $30 million of the net proceeds to eliminate certain outstanding indebtedness. The balance will be used for working capital and general corporate purposes.

The shares described above were offered by Pareteum pursuant to a registration statement on Form S-3 previously filed with, and subsequently declared effective by the U.S. Securities and Exchange Commission (“SEC”) on December 18, 2018. A final prospectus supplement relating to the offering will be filed with the SEC and is available, along with the accompanying base prospectus, on the SEC’s website at http://www.sec.gov, or by contacting Dawson James: 1 N. Federal Hwy; Suite 500, Boca Raton, FL 33432 ATTN: Prospectus Department.

About Pareteum Corporation:

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience imagining what will be, and delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, India, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Media Inquiries:

Press@pareteum.com

Pareteum Investor Relations Contacts:
Laura Thomas

laura.thomas@pareteum.com

Allise Furlani
The Blueshirt Group
allise@blueshirtgroup.com

Carrie Howes
Rayleigh Capital
European- Global IR
+1 650 232 4238
carrie.howes@pareteum.com